SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2008
FILE NUMBER 811-2699
SERIES NO.: 14

74U.1 Number of shares outstanding (000's omitted)
      Class A                                           28,944
    2 Number of shares outstanding of a second class of open-end company shares
      (000's omitted)
      Class B                                            5,343
      Class C                                            5,568
      Class R                                              531
      Institutional Class                                    1

74V.1  Net asset value per share (to nearest cent)
      Class A                                           $11.85
    2 Net asset value per share of a second class of open-end company shares
      (to nearest cent)
      Class B                                           $11.73
      Class C                                           $11.72
      Class R                                           $11.79
      Institutional Class                               $11.89